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                                                                   Exhibit 10.38

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                     SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

                                      AMONG

                         COMBINATORX (SINGAPORE) PTE LTD

                 BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD AND

                            COMBINATORX, INCORPORATED


                              DATED AUGUST __, 2005

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                                TABLE OF CONTENTS

CONTENTS                                                                        PAGE
1.    DEFINITIONS..................................................................3

2.    ALLOTMENT AND ISSUE OF PREFERENCE SHARES....................................10

3.    NOTES.......................................................................10

4.    GENERAL.....................................................................13

5.    SECURITY....................................................................13

6.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND OF THE PARENT.............14

7.    REPRESENTATIONS, WARRANTIES AND UNDERSTANDINGS OF THE INVESTOR..............20

8.    CLOSING CONDITIONS..........................................................21

9.    SUBSEQUENT NOTES CLOSINGS...................................................22

10.   APPLICABILITY OF PROVISIONS RELATING TO SHAREHOLDERS........................23

11.   GOVERNANCE OF THE COMPANY...................................................23

12.   RESTRICTIONS ON TRANSFERS OF SECURITIES.....................................28

13.   OPERATIONS OF THE COMPANY...................................................32

14.   NON COMPETE.................................................................35

15.   DEFAULT.....................................................................37

16.   TERMINATION.................................................................43

17.   MISCELLANEOUS PROVISIONS....................................................44

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                     SUBSCRIPTION AND SHAREHOLDERS AGREEMENT

This Subscription and Shareholders Agreement (the "AGREEMENT") is entered into as of August [__], 2005 (the "EFFECTIVE DATE") by and among CombinatoRx (Singapore) Pte. Ltd., a Singapore private limited company (the "COMPANY"), BioMedical Sciences Investment Fund Pte Ltd, a Singapore private limited company (the "INVESTOR"), and CombinatoRx, Incorporated, a Delaware corporation (the "PARENT"). The Company, the Parent and the Investor are referred to collectively herein as the "PARTIES".

                                   AGREEMENT:

WHEREAS, Parent has established a new company for the purpose of discovering, developing and commercializing novel combination therapies for the treatment of infectious disease;

WHEREAS, the Parent has formed the Company as a wholly-owned subsidiary with an authorized, issued and paid up capital as shown in Schedule 1;

WHEREAS, the Parent and the Company wish to have the Investor invest by way of subscribing for certain Preference Shares of the Company and certain secured Notes of the Company, as set out in this Agreement and on the terms and conditions of this Agreement;

WHEREAS, the Investor wishes to invest by way of subscribing for such Preference Shares and such secured Notes of the Company, as set out in this Agreement and on the terms and conditions of this Agreement;

WHEREAS, the Parent and the Company have entered into the Services Agreement, providing for the Company to contract with the Parent for the Parent to provide assay development, screening and evaluation services for the Company aimed at the discovery and development of novel therapeutic combination therapies for Infectious Disease, for the consideration specified therein, and with all patent, copyright and other intellectual property rights in such combination therapies to be owned by the Company; and

WHEREAS, the Investor, the Parent and the Company wish to provide for the governance of the Company and for the operation and growth of the Company in Singapore, as well as the relationship between the Investor and the Parent interse as shareholders of the Company.

NOW, THEREFORE, in consideration of these premises, the benefits to be derived by the Parties, and the terms, conditions, representations and covenants set forth herein, the Parties hereby agree as follows:

This Agreement provides for:

(A)    certain definitions;

(B) the issuance of the Preference Shares, and the rights, privileges, preferences and restrictions of the Preference Shares;

(C)    the commitment of the Investor to subscribe to the Notes;

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(D)    the governance of the Company, including provisions regarding the election of directors, matters requiring shareholder approval and stock transfer restrictions;

(E) the operations of the Company, including the Parent's commitment to locate the Company in Singapore, the exclusive provision of drug discovery services in the field of Infectious Disease by the Parent to the Company pursuant to the Services Agreement, and certain further provisions regarding additional funding to be provided to the Company by the Parent under certain circumstances;

(F) representations and warranties of the Company, the Parent and the Investor;

(G) closing conditions and obligations of the Company, the Parent and the Investor;

(H) default provisions applicable under this Agreement with respect to both the Notes and the Preference Shares as well as the Parties' obligations under the Transaction Documents; and

(I)    various miscellaneous provisions.

1.     DEFINITIONS

1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

       "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. The expression "CONTROL" (including its correlative meanings, "CONTROLLED BY", "CONTROLLING" and "UNDER COMMON CONTROL WITH") shall mean, with respect to a corporation, the right to exercise, directly or indirectly, more than 50 per cent. of the voting rights attributable to the shares of the controlled corporation and, with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person;

       "ANNUAL PERIOD" shall mean any one year period beginning on July 1st and ending on the subsequent June 30th with the first Annual Period commencing on the Initial Closing Date;

       "ARTICLES" shall mean the Articles of Association of the Company, as in effect at any time;

       "AUDITORS" shall mean the auditors of the Company as in effect at any time;

       "BUDGET" shall mean the annual cash flow budget of the Company forming part of the Business Plan;

       "BUSINESS PLAN" shall mean a formal written description of the business activities to be undertaken by the Company, including but not limited to the Budget and the services contracted for under the Services Agreement, for the period ending September 30, 2009,

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       or for such longer period as may be agreed to in writing by the Parties, as in effect from time to time. The initial Business Plan is attached hereto as Exhibit B;

       "COMPANIES ACT" means the Companies Act (Cap. 50) of Singapore or any statutory modification or re-enactment thereof as then in force;

       "COMPANY" shall mean CombinatoRx (Singapore) Pte Ltd, a Singapore private limited company;

       "CONNECTED PERSON" shall mean in relation to any entity, a director, officer or employee of such entity, or a spouse, parent, child or sibling of such director, officer or employee;

       "DEBENTURE" shall have the meaning set forth in Section 5, a form of which is attached hereto as Exhibit E;

       "DEED OF RATIFICATION AND ACCESSION" shall mean the deed of ratification and accession in the form attached hereto as Exhibit J;

       "DEFAULT DATE" shall have the meaning set forth in Section 15.2;

       "DESIGNATED OBSERVER" shall have the meaning set forth in Section 11.4;

       "DIRECTOR" shall have the meaning set forth in Section 11.1.1;

       "DOLLARS" or the sign "US$" shall mean the lawful currency of the United States of America;

       "ELIGIBLE EMPLOYEE" shall mean an employee of the Company who performs research, clinical, pre-clinical, development or other similar functions. For purposes of clarity, Eligible Employees shall not include any employee whose job description is primarily administrative or financial;

       "ENCUMBRANCES" shall mean any security interest of any kind including any charge, mortgage, security, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption or right of first refusal;

       "EVENT OF DEFAULT" shall have the meaning set forth in Section 15.1;

       "IND" shall mean an Investigational New Drug Application, as defined in the United States Federal Food, Drug, and Cosmetics Act or an equivalent foreign filing;

       "INFECTIOUS DISEASE" shall mean any disease indication caused by a viral, bacterial or fungal infection, other than any disease indication which may be related to or caused by a viral, bacterial or fungal infection, or which may have a putative infectious component, but primary treatment for which, as of the initiation of research or development work on such indication by Parent, is not typically anti-infective in nature, including, without limitation and by way of example, such indications as cervical cancer (possibly caused by HPV) or Crohn's disease (putative cause infectious). Schedule 4 describes on a non-

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       exhaustive basis the Parties' current understanding as to the scope of the definition of Infectious Disease;

       "INITIAL CLOSING" shall have the meaning set forth in Section 2.2;

       "INITIAL CLOSING DATE" shall have the meaning set forth in Section 2.2;

       "INTELLECTUAL PROPERTY" shall mean the Company's ownership , license or other interest in trademark, tradename, copyright, patent, patent application, technology, know-how, trade secret, invention and/or process of the Company;

       "INVESTOR" shall mean BioMedical Sciences Investment Fund Pte Ltd, a Singapore private limited company;

       "IPO" shall mean an underwritten initial public offering of the Parent Common Stock pursuant to an effective registration statement filed with the SEC under the Securities Act or any other transaction by which the Parent Common Stock becomes registered on a United States national securities exchange or authorized for quotation on an automated quotation system sponsored by a United States registered securities association;

       "ISSUE PRICE" shall have the meaning set forth in Section 2.2;

       "ISSUE PRICE PER PREFERENCE SHARE" shall have the meaning set forth in
       Section 2.2;

       "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the assets, condition or business of the Company;

       "MATURITY DATE" shall mean December 31, 2009;

       "MILESTONE" means a set of criteria to be fulfilled by the Company prior to the Investor subscribing for the relevant series of Notes, as described in Schedule 3;

       "MILESTONE CERTIFICATE" shall have the meaning set forth in Section
       3.3.1;

       "NEW ARTICLES" means the new set of Articles to be adopted in replacement of the existing Articles at Initial Closing in the form set out in Exhibit C;

       "NOTE CERTIFICATE" shall mean the Series 1 Note Certificate, the Series 2 Note Certificate, the Series 3 Note Certificate, the Series 4 Note Certificate or the Series 5 Note Certificate, as the case may be;

       "NOTE CLOSING" shall mean the closing of any issuance of Notes.

       "NOTE CLOSING NOTICE" shall mean a notice delivered by the Company as provided in Section 3.5.

       "NOTE CONDITIONS" means the terms and conditions of the Notes as set out in Exhibit D to this Agreement (as from time to time amended, modified or supplemented) and any reference to a specified Note Condition shall be construed accordingly;

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       "NOTE CLOSING DATE" shall mean the Initial Closing Date, the Series 2
       Notes Closing Date, the Series 3 Notes Closing Date, Series 4 Notes Closing Date or the Series 5 Notes Closing Date, as the case may be;

       "NOTEHOLDER" means the Investor or such other party registered as holder of the Notes in the Register of Noteholders;

       "NOTES" shall mean collectively, the Series 1 Notes, the Series 2 Notes, the Series 3 Notes, the Series 4 Notes and the Series 5 Notes;

       "NOTES ISSUE PRICE" means:

       (i) in respect of the Series 1 Notes, US$5,500,000 (the "SERIES 1 NOTES ISSUE PRICE");

       (ii) in respect of the Series 2 Notes, US$3,500,000 (the "SERIES 2 NOTES ISSUE PRICE");

       (iii) in respect of the Series 3 Notes, US$3,500,000 (the "SERIES 3 NOTES ISSUE PRICE");

       (iv) in respect of the Series 4 Notes, US$2,500,000 (the "SERIES 4 NOTES ISSUE PRICE"); and

       (v) in respect of the Series 5 Notes, US$2,500,000 (the "SERIES 5 NOTES ISSUE PRICE");

       "ORDINARY SHARES" means the ordinary shares of US$0.001 each in the share capital of the Company;

       "OUTSTANDING BALANCE" shall mean, with respect to each outstanding Note, the unpaid principal amount (excluding interest) of such Note outstanding at any time;

       "PARENT" shall mean CombinatoRx, Incorporated, a Delaware corporation;

       "PARENT COMMON STOCK" shall mean the common stock, $0.001 par value per share, of the Parent;

       "PARENT NOTE" shall have the meaning set forth in Section 13.7;

       "PARENT PREFERRED STOCK" shall mean, with respect to any payment or conversion under this Agreement, the latest series or class of Preferred Stock of the Parent issued in a financing round by the Parent prior to such payment or conversion;

       "PARENT SUBSCRIPTION AGREEMENT" shall mean the Subscription Agreement dated August [__], 2005 between the Parent and the Company, a form of which is attached hereto as Exhibit M;

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       "PERSON" means any individual, partnership, corporation, unincorporated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof;

       "PREFERENCE SHARES" shall have the meaning set forth in Section 2.1;

       "PREFERRED STOCK RIGHTS AGREEMENT" shall mean the Preferred Stock Rights Agreement dated as of August [__], 2005 by and among the Parent, the Investor and the stockholders of the Parent, a form of which is attached hereto as Exhibit I;

       "REGISTER OF MEMBERS" shall mean the register of members of the Company;

       "REGISTER OF NOTEHOLDERS" shall mean the register of Noteholders of the Company;

       "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement dated of even date herewith between the Investor and the Parent, a form of which is attached hereto as Exhibit G;

       "SCHEDULE OF EXCEPTIONS" shall have the meaning set forth in Section 6;

       "SEC" shall mean the United States Securities and Exchange Commission;

       "SECURITIES" shall mean the Shares and the Notes;

       "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

       "SERIES 1 NOTE CERTIFICATE" shall mean a certificate issued by the Company certifying that the person named in the certificate is the holder of the principal amount of Series 1 Notes referred to in the certificate;

       "SERIES 1 NOTES" means the US$5,500,000 in aggregate principle amount of 5% notes due 2009, to be issued on the Initial Closing Date;

       "SERIES 2 NOTE CERTIFICATE" shall mean a certificate issued by the Company certifying that the person named in the certificate is the holder of the principal amount of Series 2 Notes referred to in the certificate;

       "SERIES 2 NOTES" means the US$3,500,000 in aggregate principle amount of 5% notes due 2009, to be issued on the First Notes Closing Date;

       "SERIES 3 NOTE CERTIFICATE" shall mean a certificate issued by the Company certifying that the person named in the certificate is the holder of the principal amount of Series 3 Notes referred to in the certificate;

       "SERIES 3 NOTES" means the US$3,500,000 in aggregate principle amount of 5% notes due 2009, to be issued on the Second Notes Closing Date;

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       "SERIES 4 NOTE CERTIFICATE" shall mean a certificate issued by the
       Company certifying that the person named in the certificate is the holder of the principal amount of Series 4 Notes referred to in the certificate;

       "SERIES 4 NOTES" means the US$2,500,000 in aggregate principle amount of 5% notes due 2009, to be issued on the Third Notes Closing Date;

       "SERIES 5 NOTE CERTIFICATE" shall mean a certificate issued by the Company certifying that the person named in the certificate is the holder of the principal amount of Series 5 Notes referred to in the certificate;

       "SERIES 5 NOTES" means the US$2,500,000 in aggregate principle amount of 5% notes due 2009, to be issued on the Third Notes Closing Date or the Fourth Notes Closing Date, as the case may be;

       "SERVICES AGREEMENT" shall mean the Services Agreement dated as of even date herewith, between the Company and the Parent, a form of which is attached hereto as Exhibit F;

       "SHARE CHARGE" shall mean the share charge to be executed by the Parent, a form of which is attached hereto as Exhibit L;

       "SHARES" shall mean the Preference Shares and/or the Ordinary Shares, as the case may be;

       "SHAREHOLDERS" shall mean the Parent and the Investor and any other Person in whose name any Shares are registered in the Register of Members pursuant to and in compliance with the provisions of this Agreement and who has executed a Deed of Ratification and Accession and "SHAREHOLDER" shall mean any one of them;

       "SHAREHOLDING PERCENTAGE" shall mean, in relation to any Shareholder and at any time, means the total number of Ordinary Shares held by such Shareholder at that time (with Preference Shares counted as Ordinary Shares on a fully diluted and as-converted basis) expressed as a percentage of all the issued Ordinary Shares as at that time (with issued Preference Shares counted as issued Ordinary Shares on a fully diluted and as-converted basis);

       "SUBSIDIARY" with respect to any Person, means (i) any corporation of which the outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned or controlled, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time owned or controlled, directly or indirectly, by such Person;

       "SWAP UP AGREEMENT" means the swap-up agreement to be entered into between the Parent, the Company and the Investor on the Initial Closing Date, a form of which is attached hereto as Exhibit H;

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       "TOPICAL" shall mean delivery to the skin in a vehicle such as a cream, an ointment, or equivalent vehicle, whereby the therapeutic action is via a local effect on the skin, and excluding (i) other local delivery modalities to the skin, such as transdermal, in which the primary therapeutic purpose is to have a systemic effect, (ii) other local delivery modalities such as ophthalmic, oral-local to the GI tract, or to tissues or organs other than the skin, and (iii) drug-device combinations that provide local delivery to tissues or organs other than the skin;

       "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Swap Up Agreement, the Notes, the Note Conditions, the Services Agreement, the Debenture, the Share Charge, the Preferred Stock Rights Agreement and the Registration Rights Agreement; and

       "U.S. PERSON" shall have the meaning set forth in Section 7.1.3.

1.2    OTHER DEFINED TERMS.

       1.2.1 Certain other words and phrases are defined or described elsewhere in this Agreement and/or the Schedules and Exhibits hereto.

       1.2.2    Wherever used in this Agreement:

                      (i) the words "INCLUDE" or "INCLUDING" shall be construed as incorporating, also, "BUT NOT LIMITED TO" or "WITHOUT LIMITATION";

                      (ii) the word "DAY" means a calendar day unless otherwise specified;

                      (iii) the word "LAW" (or "LAWS") means any federal or state statute, ordinance, resolution, regulation, code, rule, order, decree, judgment, writ, injunction, mandate or other legally binding requirements of a government entity;

                      (iv) the word "NOTICE" shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and any other written communication contemplated under this Agreement;

                      (v)    the word "OR" shall mean either or both; and

                (vi) the words "BUSINESS DAY" shall mean any day other than Saturday, Sunday or a day on which commercial banks located in either Singapore or New York are authorized or required to close under the laws of Singapore, the United States or the State of New York.

1.2.3 Unless the context otherwise requires, words in the singular number include the plural and vice versa. All Schedules and Exhibits hereto are hereby incorporated herein and made a part hereof.

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2.     ALLOTMENT AND ISSUE OF PREFERENCE SHARES

2.1 AUTHORIZATION. The Company has duly authorized the allotment and issue, pursuant to the terms of this Agreement, of 2,500,000 Series A Redeemable Convertible Cumulative Preference Shares of US$0.001 par value per share (the "PREFERENCE SHARES"), having the rights, privileges, preferences and restrictions set forth in Exhibit A and in the Articles.

2.2 ISSUE PRICE AND CLOSING. On the Initial Closing Date and subject to the terms and conditions of this Agreement, the Company will allot and issue to the Investor the Preference Shares and the Investor will subscribe for the Preference Shares for the cash subscription price of US$1.00 per Preference Share (the "ISSUE PRICE PER PREFERENCE SHARE") for aggregate proceeds of two million five hundred thousand dollars (US$2,500,000.00) (the "ISSUE PRICE"). When issued, the Preference Shares shall represent, on an as-converted basis, forty-nine percent (49%) of the Company's outstanding issued share capital and aggregate voting rights. Subject to the terms and conditions of this Agreement, the closing of the allotment and issue of the Preference Shares to the Investor by the Company under this Agreement (the "INITIAL CLOSING") shall take place at the registered office of the Company on August [__], 2005 assuming that all of the conditions set forth in Section 8 have been satisfied or duly waived or at such other time and place as the Parties hereto may mutually agree in writing (the time and date on which the Initial Closing occurs, the "INITIAL CLOSING DATE").

3.     NOTES

3.1 COMMITMENT. Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Investor, and the Investor agrees to subscribe for, the Notes. Notwithstanding anything in this Agreement to the contrary, the Investor's obligation to subscribe for any Notes shall terminate on the Maturity Date.

3.2    SCHEDULE FOR SUBSCRIPTION OF NOTES.

       Subject to the terms and conditions of this Agreement (including but not limited to Section 9), the Company agrees to issue, and the Investor agrees to subscribe for the Notes as follows:

       3.2.1 the Series 1 Notes on the Initial Closing Date, in accordance with Section 8 below;

       3.2.2    subject to the Company having fulfilled the Milestone set out in part 1 of Schedule 3; the Milestone Certificate having been issued to the Investor; and the Investor having agreed in writing that the Milestone has been fulfilled (such agreement not to be unreasonably withheld) on or before the deadline for the achievement of such Milestone specified in Schedule 3, the Series 2 Notes on the Closing Date for such Notes specified in accordance with Section 3.5, in accordance with Section 9 below;

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       3.2.3    subject to the Company having fulfilled the Milestone set out in part 2 of Schedule 3; the Milestone Certificate having been issued to the Investor; and the Investor having agreed in writing that the Milestone has been fulfilled (such agreement not to be unreasonably withheld) on or before the deadline for the achievement of such Milestone specified in Schedule 3, the Series 3 Notes on the Closing for such Notes specified in accordance with Section 3.5, in accordance with Section 9 below; and

       3.2.4    (a) subject to (i) the Board having determined that at least one product candidate for the first therapeutic area should move into clinical development (for human use) and (ii) the Company having fulfilled the Milestone set out in part 3 of
                    Schedule 3; the Milestone Certificate having been issued to the Investor; and the Investor having agreed in writing that the Milestone has been fulfilled (such agreement not to be unreasonably withheld) on or before the deadline for the achievement of such Milestone specified in Schedule 3, the Series 4 Notes and Series 5 Notes on the Closing Date for such Notes specified in accordance with Section 3.5, in accordance with Section 9 below; or

                (b) in the event that the Board determines that (i) no product candidate from the first therapeutic area shall move into clinical development (for human use) and; (ii) research and investigation activities in a second therapeutic area should be initiated:

                    (i) subject to the Company having fulfilled the Milestone set out in part 4a of Schedule 3; the Milestone Certificate having been issued to the Investor; and the Investor having agreed in writing that the Milestone has been fulfilled (such agreement not to be unreasonably withheld) on or before the deadline for the achievement of such Milestone specified in
                           Schedule 3, the Series 4 Notes on the Closing Date for such Notes specified in accordance with Section 3.5, in accordance with Section 9 below ; and

                    (ii) subject to the Company having fulfilled the Milestone set out in part 4b of Schedule 3; the Milestone Certificate having been issued to the Investor; and the Investor having agreed in writing that the Milestone has been fulfilled (such agreement not to be unreasonably withheld) on or before the deadline for the achievement of such Milestone specified in
                           Schedule 3, the Series 5 Notes on the Closing Date for such Notes specified in accordance with Section 3.5, in accordance with Section 9 below,

                Provided always that if the Investor does not deliver to the Company a notice in writing stating that it disagrees that the relevant Milestone has been fulfilled within 10 business days of the Investor's receipt of the relevant Milestone

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                Certificate, the Investor shall be deemed to have agreed in writing that the Milestone has been fulfilled pursuant to this
                Section 3.2.4.

3.3    CERTIFICATE OF FULFILMENT OF MILESTONE

       3.3.1 Upon the fulfilment by the Company of any Milestone, the Company shall, promptly issue and deliver to the Investor a certificate signed by a Parent Director, certifying that such Milestone has been fulfilled and setting out such evidence as may be necessary in support thereof ("MILESTONE CERTIFICATE").

       3.3.2 The Investor shall be entitled to require the Company to furnish the Investor with such additional information and documents which the Investor may reasonably require in connection with the fulfillment by the Company of the Milestones and the Company shall upon such request promptly furnish the Investor with such additional information and documents.

3.4    FAILURE TO SATISFY CONDITIONS.

       3.4.1 Notwithstanding anything to the contrary in Section 3.2 above, in the event that the Company does not satisfy any Milestone or if the Investor does not agree that any Milestone has been met, the Investor and the Parent shall enter into discussions for a period of 3 months ("EXTENSION PERIOD") from the relevant deadline established in Schedule 3 for the achievement of such Milestone, with regard to the implications of such failure to meet conditions and whether such conditions may be waived, extended or varied.

       3.4.2 In the event that the Company fulfils any Milestone within the Extension Period relating to such Milestone and the Investor agrees in writing that the Company has fulfilled such Milestone (such agreement not to be unreasonably withheld), the Investor shall, at the end of such Extension Period, subscribe for the relevant Notes and the Company shall, at the end of such Extension Period, issue to the Investor the relevant Notes.

       3.4.3 In the event that any Milestone is not satisfied by the Company within the Extension Period in relation to such Milestone, the Investor shall not be obliged to subscribe for the relevant Notes in respect of such Milestone and neither the Company nor the Parent shall have any claim against the Investor in this regard.

3.5 NOTICE. Upon satisfaction by the Company of any Milestone with respect to any Series of Notes as provided in Section 3.3 or 3.4 above, the delivery of the Milestone Certificate with respect thereto to the Investors, and the Investor's agreement in writing or deemed agreement that the relevant Milestone has been fulfilled, the Company shall forthwith issue to the Investor written notice (or telephonic notice followed by prompt confirmation in writing) (a "NOTE CLOSING NOTICE") specifying a business day at least five (5) business days after the date of such notice as the date for the Note Closing (the "NOTE CLOSING DATE") for such Series of Notes and confirming the principal amount of the Notes to be issued in such Series. Each such notice will constitute (i) an automatic warranty and

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       representation that there does not exist any Event of Default by the
       Company or the Parent, (ii) a confirmation that the Company is in compliance with all its obligations and requirements under this Agreement (other than obligations and requirements that are not material) including the employment requirements set forth in Section 13.4, and (iii) a reaffirmation as of the date thereof of all of the representations and warranties contained in Section 6.

4.     GENERAL

4.1 DISCLOSURE OF INFORMATION. The Investor believes that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement and the properties, prospects and financial condition of the Parent (the foregoing does not, however, limit the representations and warranties of the Company and the Parent in this Agreement or the right of the Investor to rely thereon).

4.2 EXEMPT FROM REGISTRATION; RESTRICTED SECURITIES. The Securities will be offered and sold to the Investor without being registered under the Securities Act in compliance with the exemption from registration provided by Section 4(2) of the Securities Act, and in offshore transactions in reliance on Regulation S under the Securities Act, and may not be offered or sold in the United States or to a U.S. Person (as defined in Regulation S under the Securities Act) absent registration under the Securities Act or an applicable exemption from registration requirements thereunder.

4.3 PREFERENCE SHARES LEGEND. The Parties agree that the certificate evidencing the Preference Shares may bear the following legend:

       "These securities may not be sold, offered for sale, pledged, hypothecated or otherwise transferred except in accordance with the provisions of Regulation S under the Securities Act of 1933, as amended, pursuant to registration under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration. Sale or transfer of these securities may not be effected, and hedging transactions involving these securities may not be conducted, unless in compliance with the Securities Act of 1933, as amended, and the Subscription and Shareholders Agreement dated as of August [__], 2005 by and among CombinatoRx (Singapore) Pte Ltd, BioMedical Sciences Investment Fund Pte Ltd and CombinatoRx, Incorporated and the Transaction Documents as defined therein."

4.4 REGISTRATION RESTRICTIONS. The Parties agree that the Company may not register any resales or transfers of the Securities unless such resale or transfer is in accordance with Regulation S, the registration requirements of the Securities Act, or pursuant to an exemption therefrom.

5.     SECURITY

       DEBENTURE. As security for the Notes, the Company shall grant to the Investor a first fixed and floating charge in respect of all of its right, title and interest, whether now existing or hereafter arising or acquired, in and to any and all assets other than the Company's Intellectual Property and any of the Company's assets purchased or financed pursuant to a financing arrangement. The security interest granted to the Investor with respect to the Notes shall be as set forth in the Debenture.

6.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND OF THE PARENT

       The Company and the Parent hereby represent and warrant to the Investor that, except as set forth in the Schedule of Exceptions attached to this Agreement as Schedule 2 (the "Schedule of Exceptions") as of the Initial Closing Date and as of the date of each Note Closing Date:

6.1 DUE INCORPORATION OF THE COMPANY. The Company is a private limited company duly incorporated under the laws of Singapore and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted by it. The Company is duly qualified to transact business and is in good standing in Singapore and in any and all other jurisdictions in which it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Company has furnished to the Investor complete and accurate copies of its Certificate of Incorporation and Articles, each as amended to date and presently in effect.

6.2 ORGANIZATION, GOOD STANDING AND QUALIFICATION OF THE PARENT. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted by it. The Parent is duly qualified to transact business and is in good standing in Delaware and in any and all other jurisdictions in which it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Parent has furnished to the Investor complete and accurate copies of its Certificate of Incorporation and by-laws, each as amended to date and presently in effect.

6.3 CAPITALIZATION AND VOTING RIGHTS IN THE COMPANY. The authorized share capital of the Company is set forth in the Schedule of Exceptions. On the Initial Closing Date, after giving effect to the issuance of the Preference Shares, the issued share capital of the Company is owned beneficially and legally by the Persons listed in the Schedule of Exceptions. The issued share capital of the Company have been allotted and issued in compliance with the laws of Singapore. Other than as set forth in the Schedule of Exceptions, the Company does not have any outstanding (a) rights (either preemptive or otherwise) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance of, any Securities or any securities convertible into or exchangeable for its Securities, (b) obligation to repurchase or otherwise acquire or retire any of its Securities, any securities convertible into or exchangeable for its Securities or any rights, options or warrants with respect thereto, (c) rights that require it to register the offering of any of its securities under the Securities Act and any other relevant securities laws or (d) any restrictions on voting any of securities.

6.4 CAPITALIZATION OF THE PARENT. On the Initial Closing Date, the authorized and issued capital stock of the Parent consists of:

       6.4.1 503,400 shares of Series A Convertible Preferred Stock, 3,364,250 shares of Series B Redeemable Convertible Preferred Stock, 10,746,666 shares of Series C Redeemable Convertible Preferred Stock and 8,292,699 shares of Series D Redeemable Convertible Preferred Stock; and

       6.4.2 32,000,000 shares of Parent Common Stock with 993,032 shares issued and outstanding.

6.5 AUTHORISED CAPITAL OF THE COMPANY. The enlarged issued ordinary share capital of the Company (taking into account any Preference Shares converted into Ordinary Shares in accordance with this Agreement and the rights, privileges, preferences and restrictions of the Preference Shares) shall not at any time exceed the authorised ordinary share capital of the Company.

6.6 OPTIONS AND WARRANTS OF THE PARENT. On the Initial Closing Date, except for (A) the conversion privileges of the Preference Shares and the Notes as set forth in this Agreement, (B) 503,400 shares of Parent Series A Convertible Preferred Stock, 3,364,250 shares of Parent Series B Redeemable Convertible Preferred Stock, 10,746,666 shares of Parent Series C Redeemable Convertible Preferred Stock and 8,292,699 shares of Parent Series D Redeemable Convertible Preferred Stock, (C) rights to purchase shares of the Parent Common Stock pursuant to the Parent's stock option plans and employee stock purchase plans and (D) warrants to purchase 220,089 shares of Parent Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Parent of any shares of its capital stock.

6.7 COMPANY AUTHORIZATION. All corporate action on the part of the Company and its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement and the authorization, allotment and issue (or reservation for issuance) of all of the Securities has been taken.

6.8 VALID ISSUANCE OF THE NOTES. Each Note, when issued, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency and similar laws reflecting creditors' rights and remedies generally and equitable principles of general applicability. The Notes, when issued in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and will be free from restrictions on transfer and Encumbrances other than restrictions under the Transaction Documents or applicable securities laws.

6.9 VALID ISSUANCE OF PREFERENCE SHARES. The allotment and issue of the Preference Shares in accordance with this Agreement, has been, or will prior to the Initial Closing Date, be duly authorized by all necessary corporate action on the part of the Company. The Preference Shares, when allotted and issued in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued and fully paid up and will be free of restrictions on transfer and Encumbrances other than restrictions on transfer under this Agreement or applicable securities laws. The allotment and issue of the Preference Shares is not and will not be subject to any preemptive rights that have not been properly waived or complied with.

6.10 VALID ISSUANCE OF ORDINARY SHARES. The allotment and issue of the Ordinary Shares upon any conversion of the Preference Shares in accordance with the Articles shall, at the relevant time, be duly authorized by all necessary corporate action on the part of the Company. The Ordinary Shares, when allotted and issued, will be duly and validly issued and fully paid up and will be free of restrictions on transfer and Encumbrances other than restrictions on transfer under this Agreement or applicable securities laws. The allotment and issue of such Ordinary Shares is not and will not be subject to any preemptive rights that have not been properly waived or complied with.

6.11 SUBSIDIARIES. Each Subsidiary of the Parent has been duly organized, is validly existing as a corporation, limited liability company, or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the requisite corporate, limited liability company, or limited partnership power and authority, as the case may be, to own its property and to conduct its business as now conducted and as proposed to be conducted by it and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; on the Initial Closing Date, except as disclosed in the Schedule of Exceptions, all of the issued shares of capital stock, membership interests or partnership interests, as the case may be, of each Subsidiary of the Parent have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims. Schedule 6 hereto sets forth the name and jurisdiction of organization of each Subsidiary of the Parent as of the Initial Closing Date.

6.12 PARENT AUTHORIZATION. The Parent has the requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. All corporate action on the part of the Parent and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Parent under this Agreement has been duly and validly taken.

6.13 PARENT STOCK. The Parent Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement and/or the Swap Up Agreement upon the terms expressed herein and/or therein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, including, without limitation, restrictions on transfer applicable to such stock pursuant to the terms of such stock or agreements regarding such stock to which the Investor may become a party, and under applicable state and federal securities laws. The Parent Common Stock issuable upon conversion of the Parent Preferred Stock that may be acquired by the Investor under this Agreement and/or the Swap Up Agreement has been duly and validly reserved for issuance and, upon issuance will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, including, without limitation, restrictions on transfer applicable to such stock pursuant to the terms of such stock or agreements regarding such stock to which the Investor may become a party, and under applicable state and federal securities laws and regulations.

6.14 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT. On the Initial Closing Date, the financial statements, together with the related schedules and notes, all of which are attached hereto as Schedule 7, present fairly the financial position of the Parent and its consolidated Subsidiaries at the dates indicated and their results of operations, stockholders' equity and cash flows for the periods specified, and such financial statements have been audited by Ernst & Young LLP and prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. On the Initial Closing Date, there has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Parent and its Subsidiaries, taken as a whole, since December 31, 2004, except as would not have a Material Adverse Effect.

6.15 PROCEEDINGS. There are no legal or governmental proceedings or investigations pending or, to the Parent's knowledge, threatened to which the Parent or any of its Subsidiaries is or may reasonably expect to be a party or to which any of the properties of the Parent or any of its Subsidiaries is or may reasonable be expected to be subject other than proceedings that would not reasonably be expected to have a Material Adverse Effect or to materially impair the power or ability of the Parent to perform its obligations under this Agreement and any other Transaction Document.

6.16 LICENSES AND PERMITS. The Parent and each of its Subsidiaries possess all material licenses, certificates, authorizations and permits (collectively, "GOVERNMENTAL LICENSES") issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies, including, without limitation, the United States Food and Drug Administration and Department of Health and Human Services, which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses now operated by them, except where the failure to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Parent or any of its Subsidiaries has received notification of any revocation or modification of any such Governmental Licenses or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal, would not singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.17 TAX MATTERS. The Parent and each of its Subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all material taxes due thereon, and no tax deficiency has been determined adversely to the Parent or any of its Subsidiaries which has had (nor does the Parent or any of its Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Parent or any of its Subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

6.18 INSURANCE. The Parent and each of its Subsidiaries carry, or are covered by, insurance covering their respective properties, operations, personnel and businesses, which insurance is in such amounts and insures against such losses and risks as are adequate to protect the Parent and its Subsidiaries and their respective businesses. None of the Parent or any of its Subsidiaries has received notice of default under any such insurance policy, nor has a written notice been received of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such insurance policy.

6.19 INTELLECTUAL PROPERTY. The Parent and each of its Subsidiaries own or possess adequate rights under all patents, trademarks, service marks, trade names, copyrights, and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "INTELLECTUAL PROPERTY RIGHTS") known by the Parent to be necessary for the conduct of their respective businesses, except where the failure to possess such rights would not have a Material Adverse Effect. To the Parent's knowledge, the conduct of business by the Parent and each of its Subsidiaries does not infringe or conflict with any Intellectual Property Rights of others, except where any such infringement or conflict would not have a Material Adverse Effect. Except as described in the Schedule of Exceptions, the Parent and its Subsidiaries have not received any written notice of any claim of infringement or conflict with, any Intellectual Property Rights of others that, if determined adversely to the Parent or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

6.20 PROPERTY. The Parent and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Parent and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the use made and proposed to be made of such property by the Parent and its Subsidiaries or that would not be reasonably expected to have a Material Adverse Effect.

6.21 NO INTEGRATION. None of the Parent, any of its Subsidiaries or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Parent or any of its Subsidiaries has directly, or through any agent, (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the issuance of any security pursuant to this Agreement in a manner that would require the registration under the Securities Act of the such security or (B) offered, solicited offers to buy or sold any security that is being or may be offered for sale, sold or issued pursuant to this Agreement by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

6.22 NO REGISTRATION REQUIRED. Assuming that the representations and warranties of the Investor set forth in Section 7 hereof are true and correct, it is not necessary in connection with the offer, sale and delivery of the Parent Preferred Stock to the Investor, or the issuance of the Parent Preferred Stock or Parent Common Stock to the Investor, each in the manner contemplated by this Agreement, to register the offering of any such security pursuant to this Agreement under the Securities Act.

6.23 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

6.24 OFFERING. Subject to the truth and accuracy of the Investor's representations set forth in Section 7 of this Agreement, the allotment and issue of the Securities as contemplated by this Agreement will be in compliance with applicable securities laws.

6.25 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company, its Parent nor any Subsidiary of the Parent is in violation or default of any provision of its Certificate of Incorporation, as amended, or Articles, nor is the Company, its Parent nor any Subsidiary of the Parent in violation or default under and no event has occurred which, with notice or lapse of time or both, would constitute such a default under, any judgment, order, writ or decree to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any law, rule or regulation applicable to the Company or the Parent or any provision or any contract, mortgage, deed of trust, loan or other agreement to which the Company or the Parent is a party or to which any of its assets or property is subject, the violation of which, in the aggregate, would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract, or an event that results in the creation of any lien, charge or encumbrance upon any assets of either the Company or the Parent or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to either of the Company or the Parent.

6.26 COMPLIANCE WITH LAW. Neither the Company nor the Parent is in violation or default of any provision of any applicable laws, rules, ordinances, and regulations thereunder, the violation of which would have a Material Adverse Effect.

6.27 DISCLAIMER OF ADDITIONAL REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Section 6 of this Agreement, neither the Company nor the Parent makes any representation or warranty, express or implied, at law or in equity, in respect of the Company or any of its assets, liabilities, operations or prospects or the Parent or any of its assets, liabilities, operations or prospects.

6.28 DORMANT COMPANY. Other than pursuant to the Parent Subscription Agreement and the Services Agreement, the Company does not, and will not as at the Initial Closing Date, own any assets, and there are no liabilities, whether actual or contingent, of the Company other than expenses incurred in respect of the transactions contemplated under this Agreement nor has the Company undertaken any trading activity or entered into any contracts, deeds, guarantees or indemnities.

       The term "KNOWLEDGE" as used with respect to any person in this Agreement, shall mean the knowledge of such person and if such person is not a natural person, shall also mean the knowledge of each of such person's directors and key management and officers (or similar persons) who shall be deemed to have knowledge of all such matters as they would have discovered, had any of them made reasonable enquiries.

7.     REPRESENTATIONS, WARRANTIES AND UNDERSTANDINGS OF THE INVESTOR

7.1 The Investor represents and warrants to the Company and the Parent that, as of the Initial Closing Date and each Note Closing Date:

       7.1.1 AUTHORIZATION. The Investor has full power and authority to enter into this Agreement, and this Agreement constitutes the Investor's valid and legally binding obligation, enforceable against the Investor in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

       7.1.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. Each of the transactions contemplated by this Agreement is made with the Investor in reliance upon the Investor's representations to the Company and the Parent, which by the Investor's execution of this Agreement, the Investor hereby confirms that the Securities to be acquired by the Investor hereunder will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same except to or for the account of affiliated entities that are not U.S. Persons.

       7.1.3 NON-U.S. INVESTOR. As of the Initial Closing Date and each Note Closing Date, the Investor is not a "U.S. PERSON" within the meaning of Rule 901 under the Securities Act ("U.S. PERSON") and is not acquiring the Securities for the account or benefit of any U.S. Person.

       7.1.4 RESALE; HEDGING. The Investor will resell the Securities only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act, and the Investor will not engage in hedging transactions involving the Securities unless in compliance with the Securities Act and this Agreement.

       7.1.5 DISCLAIMER OF ADDITIONAL REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Section 7 of this Agreement, the Investor makes no other representation or warranty, express or implied, at law or in equity.

8.     CLOSING CONDITIONS

8.1    CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSING.

       The Investor's obligation to subscribe for the Preference Shares and the Series 1 Notes under this Agreement at the Initial Closing Date is subject to the fulfillment on or prior to the Initial Closing Date of each of the following conditions:

       8.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Parent contained in Section 6 shall be true and correct in all material respects on and as of the Closing.

       8.1.2 PERFORMANCE. Subject to Section 8.2, (i) the Company shall have performed and complied with all obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and (ii) there shall not have been an Event of Default by the Company or the Parent.

       8.1.3 CLOSING DELIVERABLES. Subject to the terms and conditions of this Agreement the Company shall deliver to the Investor on Initial Closing:

                (A) the Services Agreement executed by the Parent and the
                    Company;

                (B) the adoption of the New Articles in replacement of the existing Articles;

                (C) the Debenture executed by the Company;

                (D) the Swap-up Agreement executed by the Parent and the
                    Company;

                (E) certificates, as of the most recent practicable dates, (i)
                    as to the corporate good standing of the Parent issued by the Secretary of State of the State of Delaware and (ii) due qualification of the Parent as a foreign corporation issued by the Secretary of State of The Commonwealth of Massachusetts;

                (F) resolutions of the Board of Directors and shareholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

                (G) the share certificates with respect to the Preference
                    Shares;

                (H) the Series 1 Note Certificate;

                (I) the waiver of the Parent of all rights of pre-emption under any shareholders agreement, the Articles or otherwise in respect of the issue of the Preference Shares and the Notes;

                (J) the Share Charge executed by the Parent, in respect of which the Parent shall also deliver to the Investor duly executed blank instruments of transfer and share certificates with respect to the Ordinary Shares it holds in the Company, representing 51 per cent. of the issued share capital of the Company (taking into account the issue of the Preference Shares to the Investor);

                (K) the Registration Rights Agreement executed by the Investor and the Parent;

                (L) the Preferred Stock Rights Agreement executed by the Parent, the Investor and each of the persons listed on Schedule A thereof; and

                (M) the legal opinion from Ropes & Gray LLP, U.S. counsel to the
                    Parent, in substantially the form attached as Exhibit N.

8.2 CONDITIONS OF THE COMPANY'S AND THE PARENT'S OBLIGATIONS AT THE INITIAL CLOSING.

       The obligations of the Company and the Parent to proceed with the Initial Closing is subject to the fulfillment on or before the Initial Closing Date of the following conditions by the Investor:

       8.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 7 shall be true and correct in all material respects on and as of the date of the First Closing.

       8.2.2 PAYMENT. At Initial Closing, against the fulfillment of the conditions and delivery of the items set out in Section 8.1.3 by the Parent and the Company, the Investor shall pay the Issue Price and the Series 1 Notes Issue Price to the Company by way of a cashier's order or bankers' draft drawn on a licensed bank in Singapore or by wire transfer.

9.     SUBSEQUENT NOTES CLOSINGS

9.1    CONDITIONS OF INVESTOR'S OBLIGATIONS AT THE CLOSING.

       The Investor's obligation to subscribe for relevant Notes under this Agreement at each Note Closing Date is subject to the fulfillment on or prior to such Note Closing Date of each of the following conditions:

       9.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Parent contained in Section 6 shall be true and correct in all material respects on and as of the relevant Note Closing.

       9.1.2 PERFORMANCE. Subject to Section 9.2.1, (i) the Company shall have performed and complied with all obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Note Closing Date (including the employment requirements set forth in Section 13.4) and (ii) there shall not have been an Event of Default by the Company or the Parent.

       9.1.3 CLOSING DELIVERABLES. Subject to the terms and conditions of this Agreement the Company shall deliver to the Investor on each Note Closing the relevant Note Certificate.

9.2    CONDITIONS OF THE COMPANY'S AND THE PARENT'S AT EACH NOTE CLOSING.

       The obligations of the Company and the Parent to proceed with each Note Closing is subject to the fulfillment on or before the relevant Note Closing Date of the following conditions by the Investor:

       9.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 7 shall be true and correct in all material respects on and as of the date of the relevant Note Closing.

       9.2.2 PAYMENT. At the relevant Note Closing, against the fulfillment of the conditions and delivery of the items set out in Section
                9.1.3 by the Parent and the Company, the Investor shall pay the relevant Notes Issue Price to the Company.

9.3 SURVIVAL. The Warranties and all other provisions of this Agreement insofar as the same shall not have been performed at the Initial Closing or any subsequent Note Closing shall not be extinguished or affected by Initial Closing or any subsequent Note Closing, or by any other event or matter whatsoever, except by prior specific and duly authorised written waiver or release by the Investor.

10.    APPLICABILITY OF PROVISIONS RELATING TO SHAREHOLDERS

       Subject to and conditional upon Initial Closing in compliance with the provisions of Section 8, the Parties shall be bound by the provisions of Sections 11 to 14.

11.    GOVERNANCE OF THE COMPANY

11.1   BOARD OF DIRECTORS.

       11.1.1   The Board shall consist of five Directors, comprising:

                (A) two persons appointed by the Investor (each, an "INVESTOR DIRECTOR");

                (B) two persons appointed by the Parent (each, a "PARENT DIRECTOR"); and

                (C) one person appointed by mutual agreement of the Investor and the Parent (the "INDEPENDENT DIRECTOR").

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

       11.1.2 The Parent hereby undertakes to procure that there remains on the Board at all times, at least one Director (who is not an Investor Director) who is ordinarily resident in Singapore.

       11.1.3 The Investor and the Parent each shall furnish written notice of any change in either of its appointees to the other Party at least five days prior to any proposed appointment of such Director and may provide in such notice that the Board shall take no action until such appointment is effective, provided, however, that the period during which the Board may not take action shall not exceed ten days.

       11.1.4 The right of appointment conferred on either or both parties under Section 11.1.1 above shall include the right of the relevant Party or Parties to remove at any time from office the person so appointed and the right of the said Party or Parties at any time and from time to time to determine the period during which such person shall hold the office of Director and to replace any such Director who ceases to be a Director for any reason.

       11.1.5 In the event that any Shareholder ceases to be a holder of Shares in the Company, all Directors appointed by such Shareholder shall automatically be deemed to have vacated office forthwith.

       11.1.6 A Director shall be entitled at any time and from time to time to appoint any person to act as his alternate and to terminate the appointment of such person and in that connection the provisions of the Articles shall be complied with. Such alternate director shall be entitled while holding office as such to receive notices of meetings of the Board and to attend any such meeting whether or not the Director who is his appointor is present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the Director who is his appointor except that he shall not be entitled to vote at any meeting at which the Director who is his appointor is present. In the event that the Director who is his appointor is not present at any meeting of the Board, such alternate director shall be entitled to exercise the vote of the Director who is his appointor at that meeting and if such alternate director is an appointee of more than one Director, such alternate director shall be entitled to one vote for every Director who appointed him who is not present at such meeting.

       11.1.7 Meetings of the Board shall be held no less frequently than quarterly at such places as the Board shall determine. Not less than 14 business days' prior written notice (or such shorter period of notice in respect of any particular meeting as may be agreed unanimously by all Directors) specifying the date, place and time, of the meeting and the business to be transacted thereat and including any materials, documents or resolutions to be discussed at the meeting shall be given to all Directors.

       11.1.8 All or any of the Directors may participate in a meeting of the Board by means of a conference telephone or any communication equipment which allows all

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

                persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

       11.1.9 The quorum at a meeting of Directors necessary for the transaction of any business of the Company shall be two Directors including an Investor Director and a Parent Director. In the event that a meeting of Directors duly convened cannot be held for lack of a quorum, the meeting shall be adjourned to the same time and day two weeks following the original meeting date and at the same place. Written notice specifying the date, place and time of the adjourned meeting shall be given to each Director not less than five business days prior to such adjourned meeting. The quorum at such adjourned meeting shall be any two Directors.

       11.1.10  Subject to Sections 11.3 and 11.5.4 below:

                (A) all resolutions of the Directors at a meeting or adjourned meeting of the Directors shall be adopted by a simple majority vote of the Directors present, such majority to include at least (i) one Investor Director and one Parent Director, or (ii) one Investor Director and the Independent Director, or (iii) the Independent Director and one Parent Director; and

                (B) a resolution in writing of the Directors shall be as valid and effectual as if it had been a resolution passed at a meeting of the Board duly convened and held if the resolution is signed in support thereof by a majority of the Directors as in effect at the time, including a Parent Director and an Investor Director. Any such resolution may consist of several documents in the like form each signed by one or more of the Directors and any resolution bearing the signature of any Director dispatched by facsimile transmission shall constitute a document for this purpose.

11.2   SHAREHOLDERS' MEETINGS

       11.2.1 The number of Shareholders necessary to form a quorum for the transaction of business at a meeting of the Shareholders shall be two Shareholders (including the Investor and the Parent) present personally or by representative, attorney or proxy. All matters raised at a meeting of the Shareholders shall, unless otherwise required by the Companies Act or Section 11.3, be decided by ordinary resolution of the Shareholders present at the meeting.

       11.2.2 If within half an hour from the time appointed for holding the meeting a quorum is not present, the meeting shall be adjourned to 14 days thereafter at the same time and place with the same agenda. Written notice specifying the date, place and time of the adjourned meeting shall be given to each Shareholder not less than five business days prior to such adjourned meeting. If at such adjourned meeting a quorum is not present within half an hour from

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

                the time appointed for holding the meeting, any two Shareholders present at such adjourned meeting shall be the quorum.

       11.2.3 Matters arising at any general meeting of Shareholders shall be decided by a simple majority of votes cast, save as may otherwise be required under the Companies Act or Sections 11.3 and 11.5.4. The number of votes of each Shareholder shall be computed based on its Shareholding Percentage 48 hours before the date of the relevant general meeting of the Company.

       11.2.4 Subject to the Articles, the Companies Act and Sections 11.3 and 11.5.4, a resolution in writing signed by all Shareholders shall be as valid and effectual as if it had been a resolution passed at a general meeting of the Shareholders duly convened and held, and may consist of several documents in the like form each signed by one or more Shareholders. For the purposes of this Section, "IN-WRITING" and "SIGNED" shall include approval by telex, cable, telegram, electronic mail, wireless or facsimile transmission. Any such resolution sent by facsimile or electronic mail transmission shall be valid and deemed to have been duly sent on the date of transmission provided that the original signed copy thereof is sent by courier or by pre-paid registered post to the Company at its registered address within 24 hours of transmission.

11.3 MATTERS REQUIRING SHAREHOLDER APPROVAL. Notwithstanding anything to the contrary in any of the Transaction Documents, the Company shall not, without the prior written approval of the Parent and the Investor, do any of the matters set out in Schedule 5.

11.4 OBSERVATION RIGHTS. The Parent shall permit one representative of the Investor (the "DESIGNATED OBSERVER") to attend (in person or by telephone) all meetings of the Parent's board of directors as an observer.

       11.4.1 The Investor shall provide the Parent with written notice of the identity of the Designated Observer, together with such person's address and other contact information. The Parent shall be entitled to rely on such notice until the Investor gives a subsequent notice changing the identity of the Designated Observer, and any communication sent to such Designated Observer by the Parent shall be deemed to satisfy the requirements of this Section 11.4.

       11.4.2 The Parent shall give such Designated Observer copies of all notices, consents, minutes and other materials, financial or otherwise, which the Parent provides to its board of directors. The Investor shall cause the Designated Observer to keep confidential and not disclose or divulge any confidential, proprietary or secret information which the Designated Observer may obtain from the Parent pursuant to the rights conferred by this Section 11.4 other than to the Investor, unless such information is or becomes known to the Designated Observer from a source other than the Parent or the holders of the Parent's capital stock, or is or becomes publicly known, or unless the Parent gives its written consent to the Designated Observer's release of such information.

       11.4.3 The Designated Observer may be excluded from access to any material or meeting or portion thereof if the majority of the members of the Parent's board of directors reasonably believes in good faith (i) upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege,
                (ii) upon advice of counsel, that such exclusion is reasonably necessary to protect confidential information of any third party to the extent required by agreement between the Parent and such third party, or (iii) there exists a conflict of interest with respect to the Designated Observer and a particular matter or transaction under consideration by the board of directors, which may include matters related to this Agreement, the Services Agreement or any of the transactions contemplated under such agreements.

       11.4.4 The observation rights granted in this Section 11.4 shall terminate upon the earlier of (i) an IPO by the Parent or (ii) such time as the Investor no longer holds a majority of the Notes and a majority of the Preference Shares.

11.5   CONFLICTS PROVISION.

       11.5.1 If at any time the Company (1) wishes to enforce or exercise any right of the Company against any Shareholder under or (2) has any claim against or is the subject of a claim by any Shareholder in respect of or (3) proposes to take any action or withhold from taking any action with respect to any Shareholder in respect of:

                (a)  this Agreement;

                (b)  the Services Agreement;

                (c)  the Notes;

                (d)  the Debenture;

                (e) any other agreement or deed to which that Shareholder is also a party; or

                (f) any obligation owed to the Company by any Shareholder or owed to any Shareholder by the Company,

                (each, a "CLAIM") that matter shall be dealt with on behalf of the Company by a committee of the Directors appointed by the other Shareholder(s) not involved in the claim. The provisions of this Section do not prejudice to the right of any party to dispute any claim to which it relates.

       11.5.2 The committee of Directors appointed under this Section has full authority to exercise all of the Company's rights on behalf of the Company with respect to any such Claim.

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

       11.5.3 The Shareholder involved in any such Claim shall be entitled to attend and speak at any general meeting of the Company in relation to such claim but shall not vote at such meeting.

       11.5.4 The Directors appointed by the Shareholder involved in any such Claim shall be entitled to attend and speak at any Board meeting or any Board committee meeting in relation to such Claim but shall not vote at such meeting.

       11.5.5 No general meeting of the Company or Board meeting at which a resolution in relation to such a claim proposed shall be inquorate by virtue of the absence of the Shareholder involved in any such Claim or of the Director(s) appointed by it.

12.    RESTRICTIONS ON TRANSFERS OF SECURITIES

12.1 MORATORIUM. Notwithstanding anything contrary in this Agreement or the Note Conditions:

       12.1.1 No Shareholder may pledge, charge, mortgage or otherwise create an encumbrance or security interest on or over any or all of its Shares without the prior written consent of the other Shareholder.

       12.1.2 No Shareholder shall be entitled to transfer any Securities (except for a transfer pursuant to Section 12.2.1 or Section
                15), for the period commencing on the Initial Closing Date and ending on the fourth anniversary thereof; and

       12.1.3 Subject to Section 12.1.1, no Shareholder shall transfer any Securities held by it in the capital of the Company or otherwise sell, dispose of or deal with all or any part of its interest in such Securities unless and until the rights conferred by Section
                12.2 shall have been exhausted.

12.2   TRANSFER OF SHARES.

       12.2.1 PERMITTED TRANSFER. Any Shareholder may transfer Securities to an Affiliate, provided that where any Person who has purchased Securities pursuant to this Section 12.2.1 ceases to be an Affiliate of the original Shareholder who has effected such transfer, that Affiliate shall forthwith transfer the relevant Securities back to the said Shareholder or another of that Shareholder's Affiliates, who shall be bound to accept such transfer, and further provided that every Shareholder who has transferred Securities to its Affiliates shall, notwithstanding such transfer, continue to be liable jointly and severally with its Affiliate for the performance of its Affiliate's obligations under this Agreement;

       12.2.2   PRE-EMPTION AND TRANSFER.

                (A)   Except in the case of a transfer permitted under Section
                      12.2.1 every Shareholder who desires to sell and transfer any Securities (the "TRANSFEROR") shall give to the Company notice in writing of such desire (a "TRANSFER NOTICE"), which notice shall specify:

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

                      (I) the number, type and class of Securities proposed to be sold and transferred (the "SALE SECURITIES");

                      (II) the price fixed by the Transferor for the sale of each such Security (the "TRANSFEROR'S PRICE"); and

                      (III) the other terms and conditions of such sale (if any) (the "PRESCRIBED TERMS").

                      The Transferor may, if it so chooses, stipulate in the Transfer Notice that all and not some of the Sale Securities must be purchased.

                (B) Subject as hereinafter mentioned and to Singapore law, a Transfer Notice shall constitute an offer by the Transferor for the sale of the Sale Securities first to the Company and, if the Company does not purchase such shares, to the Shareholders other than the Transferor (the "OTHER SHAREHOLDERS") at the Transferor's Price and on the Prescribed Terms (if any). Subject to paragraph (g) below, a Transfer Notice shall not be revocable except with the sanction of all the members of the Board.

                (C) Subject to Singapore law, the Company may exercise its right to purchase such Sale Securities under this Section
                      12.2.2 by giving a notice in writing to the Transferor within ten (10) business days after receipt of the Transfer Notice, such notice to specify the place and time (being not earlier than 14 and not later than 28 days after the date of the such notice) at which the purchase of the Sale Securities so allocated shall be completed. Subject to Singapore law, the Transferor shall be bound to transfer the Sale Securities to the Company at the time and place specified such notice by the delivery of such documents as may be prescribed by Singapore law and, if it shall fail to do so, any Director shall be deemed to have been appointed attorney of the Transferor with full power to execute, complete and deliver, in the name and on behalf of the Transferor, all such documents as are necessary to effect the transfers of the Sale Securities to the Company against payment of the price to the Transferor.

                (D) If the Company chooses not to exercise its rights under paragraph (c) above, it shall forthwith serve a copy of the Transfer Notice on each of the Other Shareholders together with a notice to the Other Shareholders specifying a date (the "SUBMISSION DATE") by which they must submit their application to the Company for the purchase of the Sale Securities, such date being the 21st business day after the date of dispatch by the Company of a copy of the Transfer Notice to the Other Shareholders. Each of the Other Shareholders shall be entitled to apply in writing for such maximum number of the Sale Securities (being all or any thereof) as it shall specify in such application which must be served on the Company by the Submission Date.

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

                (E) If by the Submission Date, the Other Shareholders shall have applied for all or (except where the Transfer Notice stipulates that all and not some of the Sale Securities must be purchased) any of the Sale Securities, the Board shall allocate the Sale Securities (or so many of them as shall be applied for as aforesaid) to or amongst the applicants in accordance with the amount applied for and where the total quantity of Sale Securities applied for by the Other Shareholders exceed the total quantity of the Sale Securities pro-rata (as nearly as possible) according to the number of Shares in the Company of which they are registered or unconditionally entitled to be registered as holders provided that no applicant shall be obliged to take more than the maximum number of Sale Securities specified by it as aforesaid; and the Company shall forthwith give notice of such allocations (an "ALLOCATION NOTICE") to the Transferor and to the Shareholders to whom the Sale Securities have been allocated and shall specify in such Allocation Notice the place and time (being not earlier than 14 and not later than 28 days after the date of the Allocation Notice) at which the sale and purchase of the Sale Securities so allocated shall be completed.

                (F) If the Transfer Notice stipulates that all and not some of the Sale Securities must be purchased and if the total quantity of the Sale Securities applied for by the Other Shareholders by the Submission Date does not equal or exceed the total quantity of the Sale Securities, the Transferor shall, subject to paragraph (h) below, be entitled to sell all (but not some only) of the Sale Securities, in accordance with, and within the 90-day period specified in, paragraph (h) below.

                (G) Subject to paragraph (f) above, the Transferor shall be bound to transfer the Sale Securities comprised in an Allocation Notice to the purchasers named therein at the time and place therein specified by the delivery of duly executed transfer forms together with the share certificates in respect of such Sale Securities and the Stamp Duty Documents in relation thereto and, if it shall fail to do so, any Director shall be deemed to have been appointed attorney of the Transferor with full power to execute, complete and deliver, in the name and on behalf of the Transferor, transfers of the Sale Securities to the purchaser thereof and the Stamp Duty Documents against payment of the price to the Company. On payment of the price to the Company the purchaser shall be deemed to have obtained a good quittance for such payment and on execution and delivery of the transfer the purchaser shall be entitled to insist upon its name being entered in the Register of Members as the holder by transfer of the Sale Securities. The Company shall forthwith pay the price into a separate bank account in the Company's name and shall hold such price in trust for the Transferor.

                (H) During the 90 days following the Submission Date, and subject to compliance with the provisions of Sections
                      12.2.3 and 12.2.4 below, the Transferor shall be at liberty to transfer any Sale Share not purchased by the Other Shareholders (or where paragraph (f) applies, all of the Sale Securities) to any Person (the "BUYER") and at any price (not being less than the Transferor's Price) and on terms not less favourable to the Transferor than the Prescribed Terms (if any) except that the Transferor may provide representations, warranties, covenants and indemnities customary for such transfer to the Buyer.

       12.2.3   TAG-ALONG RIGHT.

                (A) In the event the Transferor, after having first complied with the provisions of Section 12.2.2(a) to 12.2.2(g) above, desires to transfer to the Buyer any Shares pursuant to Section 12.2.2(h), the Transferor shall give notice in writing (the "TAG-ALONG NOTICE") to the other Shareholders (the "OTHER TAG-ALONG SHAREHOLDERS") of such desire. The Tag-Along Notice shall specify the name of the Buyer, the number and class of Shares proposed to be transferred (the "TAG-ALONG SHARES"), the price and other terms and conditions of such transfer and enclose an offer (the "TAG-ALONG OFFER") dated the date of the Tag-Along Notice made by the Buyer to the Other Tag-Along Shareholders to purchase the Shares then held by the Other Tag-Along Shareholders notwithstanding that the Other Tag Along-Shareholders may hold a class of Shares different from that of the Transferor, on the basis that the number of Tag-Along Shares which the Transferor and the Other Tag-Along Shareholders who accept the Tag-Along Offer (the Transferor and such Other Tag-Along Shareholders hereafter collectively called the "TAG-ALONG SELLERS") shall each sell shall be pro-rated according to the relevant Shareholding Percentages of the Tag-Along Sellers and on terms and conditions (including price per Share (on an as-converted basis)) no less favourable than those available to the Transferor as set out in such Tag-Along Notice. Each of the Other Shareholders (if it so desires) may accept the Tag-Along Offer made to it by serving on the Buyer (with a copy to the Transferor) notice in writing of its acceptance within 30 days of the date of the Tag-Along Offer.

                (B) If any of the Other Tag-Along Shareholders accepts the Tag-Along Offer within the said 30-day period, completion of the sale and purchase of the relevant number of Shares held by such Other Tag-Along Shareholders and completion of the sale and purchase of the relevant number of Shares held by the Transferor shall take place within 14 days following the expiry of the said 30-day period at the registered office of the Company and on such date as the Transferor and the Buyer shall agree and notify in writing to the other Tag-Along Sellers.

       12.2.4   REGISTRATION OF TRANSFERS.

                Any transfer of Securities in accordance with the provisions of Sections 12.1 and 12.2 above shall be registered by the Company Provided that the Company shall not register any transfer of any Securities unless and until:

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

                (A) all stamp duties or other transfer taxes payable in respect of the transfer of the Securities have been paid; and

                (B) the purchaser (if not already a party to this Agreement) executes and delivers to each of the Company and all other Shareholders a Deed of Ratification and Accession. Upon the delivery to the Company of such Deed of Ratification and Accession executed by the purchaser and the registration of the Securities in the name of the purchaser, the purchaser shall be bound by and shall be entitled to the rights and benefits of this Agreement, in place of the Transferor or in the case of a transfer pursuant to Section 12.2.1 in addition to the Transferor.

13.    OPERATIONS OF THE COMPANY

13.1 BUSINESS PLAN AND BUDGET. The operations and expenditures of the Company shall be as set forth in the Business Plan, including the Budget contained therein.

       13.1.1 ANNUAL REVIEW OF BUSINESS PLAN AND BUDGET. The Business Plan, including the Budget contained therein, shall be reviewed by the Directors on an annual basis on or before July 1 of each year and may be amended or updated by the adoption by such date (with approval in writing by at least one Investor Director and one Parent Director) of an updated and revised Business Plan and/or Budget including, in particular, appropriately detailed information on the tasks to be performed in the subsequent Annual Period and the anticipated costs associated therewith.

       13.1.2 AMENDMENT OF BUSINESS PLAN. In addition to the annual review of the Business Plan, including the Budget contained therein, described in Section 13.1.1, the Business Plan and/or the Budget may be amended at any time by the written consent of at least one Investor Director and one Parent Director.

13.2 SHAREHOLDERS' OBLIGATIONS: In consideration of the mutual obligations of the Shareholders herein contained, and except as the Shareholders may otherwise agree in writing or save as otherwise provided or contemplated in this Agreement, each of the Shareholders shall exercise its voting rights and powers available to it to ensure that:

       13.2.1 the Company carries on its business and conducts its affairs in accordance with applicable law;

       13.2.2 the Company, and the Directors appointed by that Shareholder under Section 11.1.1, will comply with the provisions of this Agreement and the Articles and will act in such manner and achieve the full intent and purpose of this Agreement;

       13.2.3 the Company shall keep full and proper accounting records in accordance with generally accepted accounting principles relating to its business, undertakings and affairs, which records shall be made available at all reasonable times for inspection by the Directors and/or the Shareholders by prior appointment during office hours;

       13.2.4 the Company shall prepare annual accounts, in each case in accordance with generally accepted accounting principles and in compliance with all applicable legislation in respect of each accounting reference period, and shall procure that such accounts are audited as soon as practicable and shall supply copies of the same, both in draft and final form, to each of the Shareholders immediately upon their issue;

       13.2.5 the Company shall in good faith implement any suggestions made by the Auditors with respect to the keeping of records and accounts which the Company determines to be desirable or necessary and shall provide the Auditors with all such information and explanation that may reasonably assist the Auditors in the performance of their auditing duties;

       13.2.6 the Company shall prepare and provide to each of the Directors monthly management accounts within 30 days after the end of each month and operating statistics and such other trading and financial information in such form as the Board may agree to keep each of the Shareholders properly informed about the business and financial services of the Company and generally to protect their interest;

       13.2.7 if the Company requires any approval, consent or license for the carrying on of its business in the places and in the manner in which it is then carried on or proposed to be carried on, the Company will use its commercially reasonable efforts to maintain the same in full force and effect;

       13.2.8 the Company shall (i) maintain appropriate directors' and officers' liability insurance for each Director; and (ii) without prejudice to the foregoing but subject to the Companies Act, indemnify each such Director in full for any losses, damages, costs and expenses suffered as a result of any liabilities (civil or criminal) incurred by such Director as a director of such Company, whether in respect of negligence, default, breach of duty or otherwise; and

       13.2.9 the Company shall permit each Shareholder and its professional advisors, upon the giving of reasonable notice, to visit, inspect, examine and conduct an audit of the Company's properties and records (including its financial records), and to discuss the affairs of the Company with its management during reasonable hours, provided that each Shareholder shall be entitled to exercise this audit right not more than four times in each financial year of the Company.

13.3 PRESENCE IN SINGAPORE. The Parent hereby commits and undertakes to remain the holder of all the Ordinary Shares held by the Parent as of the Initial Closing Date and to procure the continued operations of the Company in Singapore for at least four (4) years after the Initial Closing.

13.4 EMPLOYMENT REQUIREMENTS. The Company shall employ the following numbers of Eligible Employees by the end of each Annual Period:

                ANNUAL PERIOD ENDING                ELIGIBLE EMPLOYEES
                 September 30, 2006                          3
                 September 30, 2007                          6
                 September 30, 2008                          9
                 September 30, 2009                         12

       Provided that any employment of any Eligible Employee necessary to satisfy the minimum employee requirements of this Section 13.4 shall be effected by the Company in consultation with the Investor Directors and that any employment or termination of employment with respect to senior executive officers of the Company shall be determined by the Board.

       The Investor and the Parent shall review these employment requirements as part of their annual review of the Business Plan and may, by mutual written agreement of the Investor and the Parent, modify or amend these requirements.

13.5 SERVICES AGREEMENT. Simultaneously with the execution and deliver of this agreement, the Company and the Parent have entered into the Services Agreement.

13.6 EXCLUSIVITY. During the term of the Services Agreement, the Parent shall provide assay development, screening and evaluation services aimed at the discovery and development of novel therapeutic products for the treatment of Infectious Disease in humans exclusively to the Company, except in connection with Biodefence Applications or Permitted Topical Applications, where:

       13.6.1 Biodefence Applications means the discovery, development or commercialization of any product(s) developed or to be developed for biodefence application(s) pursuant to contracts between the U.S. government and agencies thereof and the Parent engaging the Parent to perform research directed at biological understanding of, or the diagnosis, prevention or treatment of diseases or conditions caused by, bio-agents, disease organisms, or organism-produced toxins used as weapons or for other military or terrorist purposes, including, without limitation, the services to be performed by Parent under the Parent's current NIAID contract or any extension of such NIAID contract; and

       13.6.2 Permitted Topical Applications means the discovery, development or commercialization of any product(s) developed or to be developed for the treatment of acne and impetigo through Topical application of one or more therapeutic products; provided, however, that all of the Parent's interest in any patents, copyright and other intellectual property rights in any systemic application of any such therapeutic product shall be assigned or exclusively licensed to the Company at no cost to the Company.

13.7 CONTINGENT FUNDING TO BE PROVIDED BY PARENT FOR SECOND THERAPEUTIC AREA. In the event that the Board shall have determined that (i) no product candidate from the Company's research and investigation activities in the first therapeutic area should proceed to clinical developments; and (ii) research and investigation activities should be initiated in a second therapeutic area, the Parent shall provide the Company with sufficient funding for the payment of 50 per cent of all costs of screening services that may be reasonably necessary to be carried out in connection with such research and investigation at the same time(s) as the Investor subscribes for the Series 4 and /or the Series 5 Notes. Such funding, if required, shall be provided by the Parent in the form of a loan (the "PARENT NOTE"). The Parent Note shall be fully subordinated to the Notes on terms and conditions reasonably acceptable to the Investor. The principal amount of the Parent Note shall be payable after the maturity date of the Notes, and the Parent Note shall bear interest at the same interest rate as the Notes, which interest shall also be accrued and paid on maturity of the Parent Note, and shall contain such other terms and conditions consistent with the provisions of this Section as may be agreed to by the Parent, the Company and the Investor.

13.8 ADDITIONAL FUNDING. The Parent shall further undertake that, in the event that the proceeds from the Securities issued pursuant to this Agreement, together with any other funds raised or generated by the Company itself, are insufficient to fund the Company's operations in accordance with its Business Plan and Budget for a period of four (4) years following the Initial Closing, the Parent shall use commercially reasonable efforts to assist the Company in raising on commercially reasonable terms the additional funds so required, without affecting adversely the seniority of the Notes or the security created by the Debenture.

13.9 USE OF PROCEEDS. The proceeds of the sale by the Company of the Shares and the Notes will be used solely for the business of the Company in accordance with the Business Plan.

14.    NON COMPETE

14.1 As a further consideration for the Investor agreeing to invest in the Company on the terms of this Agreement, the Parent hereby covenants that, for so long as the Investor continues to hold the Preference Shares or the Notes, the Parent shall not, without the prior written consent of the Investor, whether directly or indirectly and whether alone or in conjunction with, or on behalf of, any other Person and whether as principal, shareholder, director, employee, service provider, agent, consultant, partner or otherwise:

       14.1.1 during the Non-Competition Period, compete with the Company by carrying on the business of discovering, developing or commercializing novel combination therapies for the treatment of Infectious Disease anywhere in the Restricted Territory other than pursuant to the Services Agreement or in connection with Biodefence Applications or Permitted Topical Applications (as defined in Section 13.6) (a "Competing Business");

       14.1.2 during the Relevant Period canvass, solicit or approach, or cause to be canvassed, solicited or approached, for orders any person who at any time during the 12 months preceding the Relevant Date is or was negotiating or in discussions with the Company for the supply of any goods, rights or services or is or was a client or customer of the Company, where the orders relate to the conduct of a Competing Business;

       14.1.3 during the Relevant Period, solicit or entice, or endeavour to solicit or entire, away from the Company or employ any person employed in a managerial, research, pre-clinical, clinical, technical, sales or development capacity at the Relevant Date or at any time during the period of six months immediately preceding the Relevant Date.

       For the purposes of this Section 14:

       "NON-COMPETITION PERIOD" means the period commencing on the Effective Date and ending twelve (12) months after the Relevant Date.

       "RELEVANT PERIOD" means the period of 12 months immediately following the Relevant Date;

       "RESTRICTED TERRITORY" means Singapore, Australia, Malaysia, Hong Kong, Indonesia, the People's Republic of China, the United States of America, the European Union, Switzerland, New Zealand, Philippines, Taiwan, India, Pakistan, Sri Lanka and Africa;

       "RELEVANT DATE" means the earlier of (i) four years after the Effective Date; or (ii) the date on which the Parent ceases to hold any Shares or any interest in any Shares.

14.2 The Parent agrees that the undertakings in this Section 14 are reasonable and are entered into for the purpose of protecting the goodwill and legitimate interests of the Company.

14.3 Each of the undertakings contained in this Section 14 shall be, and is, a separate undertaking by the Parent and will be enforceable by the Company and the Investor. If one or more of the undertakings contained in this
       Section 14 is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the Parent.

14.4 If any of the provisions in this Section 14 should be deemed to exceed the time or geographic limits or any other limitations permitted by applicable law in any jurisdiction or to be void, invalid or otherwise unenforceable, in whole or in part, then such part of the provision shall be deemed to have been severed from this Section 14 but the remainder of the Section shall remain in full force and effect. The Parent hereby acknowledges that competition can be conducted across geographical boundaries and that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of the Company and the Investor.

14.5   The Parent acknowledges that any violation of the provisions of this
       Section 14 shall result in injury to the Company and the Investor and that damages would be an inadequate remedy and that in the event of any such breach, the Company and the Investor shall, in addition to any other relief available to them, be entitled to injunctive relief.

15.    DEFAULT

15.1   Upon the occurrence of any of the following events:

       15.1.1 MATERIAL BREACH. If a Party breaches a material provision of any of the Transaction Documents or fails to perform a material obligation of such Party under any of the Transaction Documents.

       15.1.2 MISREPRESENTATIONS. If any warranty, representation, statement, or report made to the Investor by the Company and/or the Parent or made to the Company and the Parent by the Investor in or in connection with any of the Transaction Documents shall have been materially false or materially misleading when made or deemed made.

       15.1.3 PAYMENT DEFAULT. If the Company fails to pay when due and payable or when declared due and payable in accordance with the Notes and the Note Conditions, any portion of the obligations under the Notes and the Note Conditions or if the Parent fails to issue to the Investor the Parent Preferred Stock and/or the Parent Common Stock or any portion thereof in accordance with the Swap Up Agreement.

       15.1.4 CROSS DEFAULT. If an event of default occurs with respect to the Parent in the Services Agreement.

       15.1.5 BANKRUPTCY OR INSOLVENCY. In the event of (i) the appointment of a trustee, receiver or custodian for all or substantially all of the property of the Company, the Parent or the Investor, or for any lesser portion of such property, if the result materially and adversely affects the ability of the Company or Parent or the Investor (as the case may be) to fulfill its obligations hereunder, (ii) the determination by a court or tribunal of competent jurisdiction that the Company or the Parent or the Investor is insolvent such that the Company's or the Investor's or the Parent's liabilities (as the case may be) exceed the fair market value of its assets, (iii) the filing of a petition for relief in bankruptcy by the Company or the Parent or the Investor on its own behalf, or the filing of any such petition against the Company or the Parent or the Investor, (iv) an assignment by the Company or the Parent or the Investor for the benefit of creditors, or (v) the dissolution or liquidation of the Company or the Investor or the Parent, an "EVENT OF DEFAULT" shall be deemed to have occurred upon (a) in the case of the events set out in Sections 15.1.1 to 15.1.5 (other than Section 15.1.5(v)), notice in writing having been delivered by a non-defaulting Party of such event having taken place and the expiration of a one hundred eighty (180) day opportunity to cure period; or (b) in the case of an event referred to in Section 15.1.5(v), the non-defaulting Party first becoming aware of such event, and each non-defaulting Party shall be entitled to the remedies set out in Section 15.2 (where the Investor is the non-defaulting party) or Section 15.3 (where the Parent is the non-defaulting party) with respect to such Event of Default.

15.2   INVESTOR'S RIGHTS AND REMEDIES.

       Without prejudice to the Investor's rights to claim for damages, upon the occurrence of an Event of Default by the Company (save in relation to any Event of Default by the Company arising solely as a result of any matter dealt with on behalf of the Company by a committee of Directors appointed by the Investor pursuant to Section 11.5.1) or by the Parent (with the date of such occurrence being designated a "DEFAULT DATE"):

       15.2.1 where the Company is, as at the Default Date, not in compliance with its obligations under Section 13.4, the Investor shall be entitled to immediately terminate this Agreement and additionally:

                (A) the Investor shall have the option, exercisable in writing within 30 days of the Default Date to require the Parent to purchase all or part of the Preference Shares held by the Investor as at the Default Date and to allot and issue to the Investor such number of shares in the issued and outstanding capital of the Parent, in the manner and on the terms and conditions set out in Section 4.2.1 of the Swap-up Agreement;

                (B) the Investor shall be immediately entitled to its rights under Condition 9 of the Note Conditions and Section 4.2.2 of the Swap-up Agreement; and

                (C) the Investor shall be entitled to exercise the Default Call Option in the manner set out in Section 15.7, to acquire for cash the Parent's Shares and any other securities of the Company owned by the Parent at such time at a price per share equal to the fair market value of such Shares or securities.

       15.2.2 where the Company is, as at the Default Date, in compliance with its obligations under Section 13.4, the Investor shall be entitled to the following:

                (A) at the Investor's option, exercisable in writing within thirty days of the Default Date, to acquire for cash, such number of the Ordinary Shares held by the Parent as at the Default Date as would be sufficient to enable the Investor to control up to 76 per cent. of the voting rights in the Company, at a price per share equal to the fair market value of such Ordinary Shares or securities and in the manner set out in Section 15.7, and upon the completion of such acquisition:

                     (i) all of the Parent Directors shall be deemed to have resigned from their office as directors;

                     (ii) the Parent shall no longer have the right to appoint any Director or to approve the appointment of the Independent Director;

                     (iii) the presence of the Parent Director shall not be
                           required to form a quorum at any Board Meeting;

                     (iv) the presence of the Parent or its duly appointed corporate representative or proxy shall not be required to form a quorum at any general meeting;

                     (v) the provisions of Section 15.2.1, together with all references thereto in this Agreement, shall be deemed to be deleted from this Agreement;

                     (vi) the approval of the Parent Director shall no longer be required for the adoption, amendment or update of the Business Plan and/or Budget; and

                     (vii) the provisions of Section 11.3 and Schedule 5
                           (Reserved Matters), together with all references thereto in this Agreement, shall be deemed to be deleted from this Agreement; or

                (B) if the Investor chooses not to exercise its option provided in Section 15.2.2(a) and, subsequent to the Default Date, the Event of Default continues but the Company is no longer in compliance with its obligations under Section 13.4, then:

                           (i) the Investor shall be entitled to the remedies provided for in Section 15.2.1; and

                           (ii) the Default Date for purposes of Section 15.2.1 shall be the date on which the Investor was first aware that the Company was no longer in compliance with its obligations under Section 13.4.

15.3 PARENT PUT OPTION. Upon the exercise by the Investor of the option to acquire such number of the Parent's shares that would be sufficient to enable the Investor to control 76 per cent. of the voting rights in the Company pursuant to Section 15.2.2 above, the Parent shall be entitled to, at its option, exercisable in writing within 10 business days of the date of the Investor's notice in writing pursuant to Section 15.2.2, to require the Investor to purchase from the Parent the remainder of the shares held by the Parent not forming part of the said proposed acquisition (the "REMAINDER SHARES") at a price per share equal to the fair market value of such shares. The completion of the sale and purchase of such shares shall take place at the same time as the relevant Default Option Completion. On the Default Option Completion, the Parent shall deliver to the Investor a duly executed transfer form in favour of the Investor together with the share certificates in respect of the Remainder Shares and the Investor shall pay the purchase price for the Remainder Shares by way of a cashier's order or banker's draft drawn on a licensed bank in Singapore and made out in favour of the Parent or by wire transfer.

15.4 COMPANY'S RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default by the Parent (and for such purpose, an Event of Default by the Company shall be deemed to be an Event of Default by the Parent unless the Event of Default arises solely as a result of any matter dealt with on behalf of the Company by a committee of Directors appointed by the Investor pursuant to Section 11.5.1), the Company shall be automatically released and discharged from all its repayment obligations under the Parent Note.

15.5   PARENT'S RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default
       (i) by the Company arising solely as a result of any matter dealt with on behalf of the Company by a committee of Directors appointed by the Investor pursuant to Section 11.5.1 or (ii) by the Investor, and without prejudice to the Parent's rights to claim for damages, the Parent shall be entitled to exercise the Default Call Option in accordance with
       Section 15.7 below, to acquire for cash the Investor's Preference Shares and any other securities of the Company owned by the Investor at such time at a price per share equal to the fair market value of such Shares or securities, and upon the completion of such acquisition:

                     (i) all of the Investor Directors shall be deemed to have resigned from their office as directors;

                     (ii) the Investor shall no longer have the right to appoint any Director or to approve the appointment of the Independent Director;

                     (iii) the presence of the Investor Director shall not be
                           required to form a quorum at any Board Meeting;

                     (iv) the presence of the Investor or its duly appointed corporate representative or proxy shall not be required to form a quorum at any general meeting;

                     (v) the provisions of Section 11.3 and Schedule 5 (Reserved Matters), together with all references thereto in this Agreement, shall be deemed to be deleted from this Agreement;

                     (vi)  the observation rights granted to the Investor under
                           Section 11.4 shall immediately terminate; and

                     (vii) the approval of the Investor Director shall no longer be required for the adoption, amendment or update of the Business Plan and/or Budget.

15.6 VALUATION. For purposes of Sections 15.2, 15.3, 15.5 and 15.7, fair market value shall be determined as mutually agreed by the Parent and the Investor or, in the event that no agreement can be reached, by a third party valuer agreed between each of the Parent and the Investor within 14 days of the exercise of the Default Call Option, or failing which, a third party valuer appointed by the President of the Singapore International Arbitration Centre (the "VALUER").

       15.6.1 The Valuer shall make their determination of the fair market value of the Shares pursuant to this Section 15 on the following assumptions and bases:

                (A) valuing the shares to be sold as on an arms length sale between a willing seller and a willing buyer;

                (B) if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

                (C) that the shares to be sold are capable of being transferred without restriction; and

                (D) that the fair market value of the Shares shall not take into account all or any funds provided to the Company pursuant to the Parent Note or the debt comprised thereunder, whether as an asset or a liability.

       15.6.2 The Valuer shall determine the fair market value to reflect any other factors which the Valuer reasonably believe should be taken into account. If any difficulty arises in applying any of these assumptions or bases then the Valuer shall resolve that difficulty in such manner as they shall in their absolute discretion think fit.

       15.6.3 Whether or not the Company is, as at the Default Date, in compliance with its obligations under Section 13.4, upon the occurrence of an Event of Default by the Company or the Parent, the Investor shall have the first right to negotiate with the Company for the sale, transfer, license or assignment by the Company to the Investor or its nominee of the Company's products and commercial rights, including all Intellectual Property of the Company. In the event that the Investor and the Company are unable to agree on the terms of any such sale, transfer, licence or assignment ("PROPOSED CONVEYANCE"), the Company shall be free to sell, transfer, license or assign such products and commercial rights to any party (the "THIRD PARTY BUYER") at a price and otherwise on terms and conditions which are no less favourable to the Company than what was offered by the Investor or its nominee.

       15.6.4 Notwithstanding anything to the contrary in Section 15.6.3, in the event that the Third Party Buyer is the Parent or its Affiliate, the Company shall, prior to any such Proposed Conveyance to the Third Party Buyer, deliver to the Investor a notice setting out the terms and the price with respect to the Proposed Conveyance (the "CONVEYANCE NOTICE"). Within 30 days after the receipt of the Conveyance Notice, the Investor shall have the first right of refusal to acquire such products and commercial rights of the Company by way of a sale, transfer, licence or assignment (as the case may be) on the same terms and at the same price as those set out in the Conveyance Notice, by delivering to the Company a notice stating such intention (the "CONVEYANCE ACCEPTANCE NOTICE"). Upon receipt of the Conveyance Acceptance Notice, the Company shall be obliged to complete the Proposed Conveyance with the Investor or its nominee within 30 days of the date of receipt of the Conveyance Acceptance Notice. In this connection, any Investor Director shall be deemed to have been appointed attorney of the Company with full power to execute, complete and deliver, in the name and on behalf of the Company, transfers or assignments of the said products and commercial rights to the Investor or its nominee against payment by the Investor or its nominee of the price to the Company.

15.7   DEFAULT PROCEDURE:

       15.7.1 Where any Event of Default occurs in relation to the Investor or the Parent pursuant to Section 15.1 (the "DEFAULTING SHAREHOLDER") or the Company pursuant to Section 15.1 (in which case, the Parent shall be deemed to be the Defaulting Shareholder for the purposes of this Section 15.7, unless the Event of Default arises solely as a result of any matter dealt with on behalf of the Company by a committee of Directors appointed by the Investor pursuant to Section 11.5.1, in which case the Investor shall be deemed to be the Defaulting Shareholder for the purposes of this Section 15.7), the other Shareholder (the "NON-DEFAULTING SHAREHOLDER"), shall, without prejudice to any other rights and remedies it may have, be entitled to a call option (the "DEFAULT CALL OPTION"), being the right of the Non-Defaulting Shareholder to require the Defaulting Shareholder to sell to the Non-Defaulting Shareholder, at a price per share equal to the fair market value of such Shares or securities, free from all liens, charges and other encumbrances and with all rights and advantages attaching thereto:

                (i) with respect to an Event of Default of the Investor, all or part of the shares held by the Defaulting Shareholder for the time being in the Company;

                (ii) with respect to an Event of Default of the Parent or the Company, where the Company is not in compliance with its obligations under Section 13.4 all or part of the shares held by the Defaulting Shareholder, for the time being in the capital of the Company; or

                (iii) with respect to an Event of Default of the Parent or the
                      Company, where the Company is in compliance with its obligations under Section 13.4, such number of shares held by the Parent as at the Default Date as would be sufficient to enable the Investor to control up to 76 per cent. of the voting rights in the Company

                (in each case, the "DEFAULT OPTION SHARES").

       15.7.2 The Default Call Option may be exercised by the Non-Defaulting Shareholder by serving a notice in the form of Exhibit K (the "DEFAULT OPTION NOTICE") on the Defaulting Shareholder within a period of 30 days from the date on which the Non-Defaulting Shareholder first becomes aware of the Event of Default.

       15.7.3 The Defaulting Shareholder shall, upon receiving a Default Option Notice from the Non-Defaulting Shareholder, sell to the Non-Defaulting Shareholder free from all liens, charges and other encumbrances and with all rights and advantages attaching thereto, the Default Option Shares.

       15.7.4 Completion of the sale and purchase of the Default Option Shares (the "DEFAULT OPTION COMPLETION") pursuant to the exercise of a Default Call Option shall take place at the then registered office of the Company (or such other place as the transferor and transferee may agree in writing) on the date falling 15 days from the date of the Default Option Notice.

       15.7.5 On the Default Option Completion, the Transferor shall deliver to the Transferee a duly executed transfer form in favour of the Transferee together with the share certificates in respect of the Default Call Option Shares.

       15.7.6 On the Default Option Completion, the Transferee shall pay the purchase price for the Default Option Shares in US Dollars by way of a cashier's order or bankers' draft drawn on a licensed bank in Singapore and made out in favour of the Transferor.

       15.7.7 If the Defaulting Shareholder fails to transfer the Defaulting Shareholder's Shares to the Non-Defaulting Shareholder on the Default Option Completion in accordance with Section 15.7.4 above, any director of the Non-Defaulting Shareholder shall be deemed to have been appointed attorney of the Defaulting Shareholder with full power to execute, complete and deliver, in the name and on behalf of the Defaulting Shareholder, transfers of the Defaulting Shareholder's Shares to the Non-Defaulting Shareholder against payment of the purchase price for the Default Option Shares to the Company. On payment of the purchase price to the Company, the Non-Defaulting Shareholder shall be deemed to have obtained a good quittance for such payment and on execution and delivery of the transfer of the Default Option Shares the Non-Defaulting Shareholder shall be entitled to insist upon its name and/or its nominees' names being entered in the Register of Members as the holder by transfer of the Default Option Shares. The Non-Defaulting Shareholder shall procure that the Company shall forthwith pay the purchase price into a separate bank account in the Company's name and shall hold such price in trust for the Defaulting Shareholder.

       15.7.8 The restrictions on transfer of shares contained in Section 12.2 and the Articles shall not apply to the sale and transfer of the Default Option Shares pursuant to any exercise of a Default Call Option.

16.    TERMINATION

16.1 Subject to Sections 10, 16.3 and 16.4, this Agreement shall take effect from the date hereof and continue thereafter without limit in point of time.

16.2   Upon the termination of this Agreement by the Investor pursuant to
       Section 15.2.1, this Agreement shall forthwith terminate and cease to be of any effect (save for Sections 14 (unless the Investor has, at the relevant time, ceased to be a shareholder of the Company), 15, 16 and
       17).

16.3 Upon any Shareholder and its Affiliates ceasing to hold any Shares in the capital of the Company, such Shareholder shall be released from all its obligations hereunder (other than under Sections 3 (in the case of the Investor), 14 (in the case of the Parent), 15, 16 and 17.

16.4 The termination of this Agreement from any cause shall not release any Party from any liability which at the time of termination has already accrued, or which thereafter may accrue.

17.    MISCELLANEOUS PROVISIONS

17.1 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of Singapore without regard to provisions regarding choice of laws.

17.2 CONFLICTS. In the event of a conflict between this Agreement and any of the other Transaction Documents, this Agreement shall prevail except in the case in which such other Transaction Document specifically states otherwise.

17.3 DISPUTE RESOLUTION. In the event of any dispute between the parties to this Agreement or the Transaction Documents, the following procedures shall apply:

       17.3.1 MEDIATION. Prior to any party invoking the arbitration procedures specified in Section 17.3.2 with respect to any matter relating to this Agreement, the matter shall be referred to the chief executive officers of the Investor and Parent, who shall meet in person to attempt to resolve the dispute for at least one-half (1/2) of a day in London, England, or at such other location or by such other means and for such other period of time as the chief executive officers may agree to in writing. If the parties are unable to resolve the dispute within 10 days after the chief executive officers have met, either party may then invoke the arbitration procedure specified in Section 17.3.2.

       17.3.2 ARBITRATION. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by binding arbitration under the Rules (the "LCIA RULES") of the London Court of International Arbitration (the "LCIA COURT"), which LCIA Rules are deemed to be incorporated by reference into this clause. The parties also agree that the arbitration shall be conducted in according to the 1999 International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration. The arbitration panel shall consist of three members. Except where otherwise agreed by the parties or determined by the LCIA Court, for the purposes of Article 8.1 of the LCIA Rules the Parties agree that in the case of any dispute (i) between the Investor and the Parent, (ii) between the Company and the Investor or
       (iii) between the Company and the Parent, each of the two parties to such a dispute shall represent separate sides for the formation of the arbitral tribunal as claimant and respondent respectively (or vice versa). Accordingly, each of such parties shall nominate one member of the panel. The two members shall agree on the third member within thirty
       (30) days. If the two members of the panel are unable to agree on the third, the LCIA Court shall appoint the third member. The language to be used in the arbitral proceeding shall be English and all arbitral proceedings shall be conducted in London, England, which shall be the seat of arbitration. Each party shall bear its own costs associated with the arbitration of any dispute, and all fees and other costs of the arbitration proceeding shall be shared equally between the parties. Nothing in this arbitration clause shall prevent either party from seeking a pre-award attachment of assets or preliminary relief to enforce intellectual property rights or confidentiality obligations in a court of competent jurisdiction prior to an award on the merits by the arbitration panel. The award shall be final and binding on the parties and may be entered and enforced in any court having jurisdiction.

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

17.4 RIGHTS OF THIRD PARTIES. A Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B to enforce or enjoy the benefit of any term of this Agreement.

17.5 TRANSFER. Neither this Agreement nor any interest, benefit or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any Party without the prior written consent of the other Parties, save that the Investor shall be entitled to assign the benefit of the warranties and representations given by the Company and the Parent hereunder to any Affiliate to which it has transferred its Securities in compliance with the provisions hereunder.

17.6 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

17.7 ENTIRE AGREEMENT. This Agreement, the Shareholders' Agreement, the Swap-Up Agreement, the Services Agreement and the Exhibits and the Securities hereto and thereto constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and supersede all prior and contemporaneous agreements, whether written or oral.

17.8 NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed effectively given:
       (a) upon personal delivery; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt, at the address(es) set forth or specified below, or at such other address or addresses as may have been furnished in writing by the Company to the Investor, or by the Investor to the Company, as applicable:


If to the Company, at:
CombinatoRx, Incorporated
650 Albany Street
Boston, Massachusetts 02118
Attn: Chief Financial Officer

With a copy (which shall
Not constitute notice) to:
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Attn: Geoffrey Davis

If to the Investor, at:
BioMedical Sciences Investment Fund Pte Ltd

20 Biopolis Way
#09-01 Centros
Singapore 138668
Attn: Chief Executive Officer

With a copy (which shall
not constitute notice) to:
Allen & Gledhill
One Marina Boulevard #28-00
Singapore 018989
Attn: Tan Su May

17.9 AMENDMENTS. Any term of this Agreement may be amended only with the written consent of the Company, the Parent and the Investor.

17.10 DELAYS OR OMISSIONS; WAIVERS. No delay or omission to exercise any right, power or remedy accruing to the Company, the Parent or to the Investor, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, the Parent or the Investor, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by the Company (if it is the waiving party), the Parent (if it is the waiving party) or by the Investor (if it is the waiving party).

17.11 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

17.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be an original, but all of which together shall constitute one instrument. Any party may enter into this Agreement by signing any such counterpart. Signatures may be exchanged by facsimile, with original signatures to follow. Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of the other party.

17.13 SEVERABILITY. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

17.14 EXPENSES. The Company shall bear all costs and expenses incurred by the Company, the Parent and the Investor in connection with the drafting, negotiation and finalisation of this Agreement and the Transaction Documents and the closing of the transactions contemplated hereby, subject to a limit of $100,000 for each of (i) the Parent's and the Company's expenses and (ii) the Investor's expenses.

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17.15  CONSTRUCTION. This Agreement is the result of negotiations among, and has been reviewed by the Company and the Investor and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all Parties hereto, and no ambiguity shall be construed in favor of or against the Company or the Investor.


                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first above written.

THE COMPANY:                                 THE INVESTOR:


-------------------------------------        -----------------------------------
By:                                          By:
    ---------------------------------            -------------------------------
Title:                                       Title:
       ------------------------------              -----------------------------


THE PARENT:


-------------------------------------
By:
    ---------------------------------
Title:
       ------------------------------

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